Exhibit 99.1

News Release Schering-Plough Corporation 2000 Galloping Hill Road Kenilworth, New Jersey 07033-0530

FOR RELEASE: IMMEDIATELY	Media Contact:	Steve Galpin, Jr.
(908) 298-7415
	Investor Contacts:	Alex Kelly
Robyn Brown
(908) 298-7436
SCHERING-PLOUGH ANNOUNCES PRICING OF SENIOR NOTES OFFERING
KENILWORTH, N.J., Sept. 12, 2007 — Schering-Plough Corporation (NYSE: SGP) announced today that it has agreed to sell $1 billion aggregate principal amount of 6.00% Senior Notes due 2017 and $1 billion aggregate principal amount of 6.55% Senior Notes due 2037 through an underwritten registered public offering. The offering is expected to close on Sept. 17, 2007, subject to customary closing conditions.
     The global coordinator for the offering is Goldman, Sachs & Co. The joint bookrunners are BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. The co-lead managers are Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Daiwa Securities America Inc., ING Financial Markets LLC, Morgan Stanley & Co. Incorporated and Santander Investment Securities Inc. The co-managers are ABN AMRO Rothschild LLC, Banca IMI S.p.A., BBVA Securities Inc., BNY Capital Markets, Inc., Mizuho Securities USA Inc., Utendahl Capital Partners, L.P. and The Williams Capital Group, L.P.
     The offering is being made under a shelf registration statement filed with the Securities and Exchange Commission on Aug. 2, 2007. This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Senior Notes will be made exclusively by means of a prospectus and prospectus supplement.
     Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad Street, New York, New York, 10004, Phone: 1-866-471-2526, Fax: 212-902-9316 or email at prospectus-ny@ny.email.gs.com, BNP Paribas Securities Corp. toll-free at 1-800-854-5674, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or J.P. Morgan Securities Inc. at 1-212-834-4533.
     Schering-Plough is a global science-based company that discovers, develops and manufactures pharmaceuticals for three customer markets — human prescription, consumer and animal health. While
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most of the research and development activity is directed toward prescription products, there are important applications of this central research and development platform into the consumer healthcare and animal health products. Schering-Plough also accesses external innovation via partnering, in-licensing and acquisition for all three customer markets. Schering-Plough is based in Kenilworth, N.J.
DISCLOSURE NOTICE: The information in this press release and other written reports and oral statements made from time to time by Schering-Plough may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. Actual results may vary materially from Schering-Plough’s forward-looking statements, and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ materially from forward-looking statements. For further details of these risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part II, Item 1A, “Risk Factors” in the company’s second quarter 2007 10-Q and the “Risk Factors” section of the prospectus supplement related to the Senior Notes offering.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526, BNP Paribas Securities Corp. toll-free at 1-800-854-5674, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or J.P. Morgan Securities Inc. at 1-212-834-4533.
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